Exhibit 99.1

XPO Logistics to Acquire 3PD, the Largest Provider of

Heavy Goods, Last-Mile Logistics in North America

One of the fastest-growing segments of non-asset third party logistics

Addition of last-mile delivery strengthens XPO’s position

as a single-source supply chain partner

Transaction to be immediately and significantly accretive to earnings

Conference call scheduled for July 15, 2013

GREENWICH, Conn. – July 15 – XPO Logistics, Inc. (“XPO Logistics,” “XPO” or “the company”) (NYSE: XPO) today announced that it has entered into a definitive agreement to acquire all of the common stock of 3PD, Inc. (“3PD”) in a transaction valued at approximately $365 million. 3PD is the largest non-asset, third party provider of heavy goods, last-mile logistics in North America. The acquisition is expected to be immediately and significantly accretive to earnings.

The transaction reflects an aggregate consideration of approximately $357 million of cash and $8 million of XPO restricted stock, and is expected to close in the third quarter of 2013, subject to Hart-Scott-Rodino clearance and customary conditions. The company has obtained a commitment from Credit Suisse Group for a $195 million term loan, which together with cash on hand is sufficient to fund the transaction.

3PD, based in Atlanta, was founded by Karl and Randy Meyer in 2001 to capitalize on rapid growth in the last-mile logistics segment serving retail shippers. Today, 3PD is the premier logistics provider of its kind in North America, facilitating approximately two times more annual deliveries than its nearest competitor. The business reported year-over-year growth in adjusted EBITDA1 of 20 percent and 36 percent for the full year 2012 and the first five months of 2013, respectively; and trailing 12 months revenue of $319 million through May 31, 2013.

3PD provides blue chip retailers with customized solutions tailored to their supply chain needs, and serves small and mid-sized shippers by matching them to carriers on a transactional basis. The business has differentiated itself through its ability to assure a superb customer experience using proprietary technology and industry-leading process management. 3PD was named an Inbound Logistics Top 100 third party logistics provider and a Transport Topics Top 50 logistics company for 2012. All of 3PD’s executives have agreed to join XPO and will continue to lead the operation.

Bradley Jacobs, chairman and chief executive officer of XPO Logistics, said, “Our acquisition of 3PD advances our strategy for rapid, disciplined growth in non-asset transportation logistics. 3PD is the clear market leader in the heavy goods, last-mile delivery space – an extremely fast-growing segment that serves blue chip retailers, e-commerce companies and smaller retailers. XPO will be a direct provider of a high-margin, high cash flow service that’s filling a growing need of consumers and shippers, including our own customers.”

[1]	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a non-GAAP measure.

Jacobs continued, “We’re extremely pleased that Karl and his management team will be staying on to lead the business. They’ve built 3PD into the first choice of heavy goods shippers by delivering outstanding results in an exacting service environment. 3PD’s offerings fit squarely within our core competency and complement our current range of services. Very soon, 3PD’s customers will have the convenience of white glove deliveries, truck brokerage, freight forwarding and expedite services through a single source.”

Karl Meyer, chairman and chief executive officer of 3PD, said, “We’re eager to join the XPO family and extend our track record of outpacing industry growth. We can cross-sell our services and share customer-centric technologies. The 3PD team understands, as XPO does, the importance of creating a world-class customer experience.”

Advisors

Credit Suisse Group is serving as financial advisor to the board of directors of XPO Logistics, and Morgan Stanley & Co. LLC is serving as financial advisor to the board of directors of 3PD.

The Market Opportunity2

3PD operates within one of the fastest-growing segments of transportation logistics, where providers typically generate high margins and strong cash flow. Shippers of heavy goods spend approximately $12 billion on last-mile deliveries each year in North America. These deliveries often require white glove services by the carrier, which creates a premium price structure for existing providers and a significant barrier to entry.

Demand for heavy goods, last-mile logistics is being driven by two market dynamics: a trend toward outsourcing high-touch shipments, and the rapid expansion of e-commerce retailing. Outsourcing provides retailers with greater cost efficiency and better service than they could achieve by managing last-mile deliveries on their own. E-commerce is the fastest-growing channel for retail purchases, with double-digit annual growth projected over the next four to five years.

Conference Call

XPO Logistics will hold a conference call on Monday, July 15, 2013, at 8:30 Eastern Time. Participants can call toll-free (from U.S./Canada) 1-888-895-5479; international callers dial +1-847-619-6250. A live webcast of the conference will be available on the investor relations area of the company’s website, www.xpologistics.com/investors. The conference will be archived until August 8, 2013. To access the replay by phone, call toll-free (from U.S./Canada) 1-888-843-7419; international callers dial +1-630-652-3042. Use participant passcode 35253613.

About XPO Logistics, Inc.

XPO Logistics (NYSE: XPO) is one of the fastest growing providers of transportation logistics services in North America, and a top five provider of expedited transportation services. The company was ranked as the 17th largest freight brokerage firm in North America (2012) by Transport Topics.

[2]	Sources: Norbridge, Inc. and EVE Partners LLC

XPO Logistics currently has 62 locations and over 1,100 employees operating in the United States and Canada. Its three business units – freight brokerage, expedited transportation and freight forwarding – use relationships with ground, sea and air carriers to serve over 8,500 customers in the manufacturing, industrial, retail, commercial, life sciences and government sectors. The company has more than 400 trucks under exclusive contract and over 22,000 additional relationships with carriers that provide capacity. www.xpologistics.com

About 3PD, Inc.

Founded in 2001, 3PD is a non-asset, third party logistics company and the largest provider of heavy goods, last-mile logistics in North America. 3PD was the first company of its kind to create a truly nationwide, non-asset, last-mile delivery solution for furniture, appliances, large-scale electronics and building supplies; the first to provide dedicated service in a transactional model to every destination in the contiguous United States; and the first to offer a technology that allows companies to integrate all of their white glove delivery activity on the same platform.

3PD, with 28 locations, facilitates over 4.5 million shipments per year with industry-leading customer satisfaction results. The company focuses on making the all-important final-mile experience better, faster and more cost effective for all parties involved. 3PD has pioneered one of the most thorough quality assurance processes developed specifically for heavy goods, last-mile service. Its patent-pending delivery management system allows customers to manage, monitor and measure the success of last-mile shipments. www.3pd.com

Forward-Looking Statements

This press release, the conference call and the webcast include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the projected satisfaction of closing conditions for the transaction and related financing, the expected closing date for the transaction, the expected impact of the transaction and the related financing, including the expected impact on XPO Logistics’ results of operations and EBITDA, the retention of the 3PD management team, the expected ability to integrate operations and technology platforms and to cross-sell services, and the expected growth of the ecommerce-based home delivery market. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that could adversely affect actual results and performance include economic conditions generally; competition; our ability to find suitable acquisition candidates and execute our acquisition strategy; our ability to raise debt and equity capital; our ability to attract and retain key employees to execute our growth strategy, including retention of 3PD’s management team; litigation; our ability to develop and implement a suitable information technology system; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to retain our and 3PD’s largest customers; and governmental regulation. Additional factors that could cause actual results to differ materially from those projected in the forward-looking statements can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and our other filings with the Securities and Exchange Commission. All forward-looking statements set forth in this press release, on the conference call and in the webcast are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. We do not undertake any obligation to update forward-looking statements set forth in this press release, on the conference call and in the webcast to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

Investor Contact:

XPO Logistics, Inc.

Dana Gibson +1-203-930-1470

dana.gibson@xpologistics.com

Media Contact:

XPO Logistics, Inc.

Brunswick Group

Steve Lipin / Gemma Hart +1-212-333-3810